Reg. No. 333-258457

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1119100
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

360 Central Ave, Suite 800

St. Petersburg, FL 33701

(727) 304-5666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry G. Swets, Jr.
Chief Executive Officer
360 Central Ave, Suite 800

St. Petersburg, FL 33701

(727) 304-5666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Mitchell S. Nussbaum (212) 407-4159 mnussbaum@loeb.com David C. Fischer (212) 407-4827 dfischer@loeb.com Loeb & Loeb LLP 345 Park Avenue New York NY 10154	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907- 6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value	750,000	$4.94	$3,705,000	$343.45

(1)	Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based upon the average of the high and low prices of the common stock as reported on The Nasdaq Global Market on September 30, 2021.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act. Amount previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 5, 2021

652,174 Shares

Common Stock

FG Financial Group, Inc.

This is a firm commitment public offering of 652,174 shares of common stock, par value $0.001 per share, or Common Stock, of FG Financial Group, Inc., based on an assumed public offering price of $[●] per share, which was the last reported sale price of our Common Stock on The Nasdaq Global Market on [●], 2021.

Our Common Stock is traded on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC under the symbol “FGF.”

The actual public offering price per share of Common Stock in this offering will be determined between us and the representative of the underwriters at the time of pricing, and may be at a discount to the current market price for our Common Stock. Therefore, the recent market price used throughout this preliminary prospectus may not be indicative of the final offering price.

Concurrently with this offering, the Company is distributing nontransferable subscription rights to purchase up to a total of 757,720 shares of our Common Stock the (“Rights”) to our stockholders of record as of [●], 2021 (the “Rights Offering”). Each Right is exercisable to purchase 0.15 share of Common Stock, at a price of $[●] per share. The Rights expire [●], 2021. In connection with the Rights Offering, we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (File no. 333- [●]), on [●], 2021.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering Price	$	[●]	$	[●]
Underwriting discounts and commissions(1)	$	[●]	$	[●]
Proceeds to us, before expenses	$	[●]	$	[●]

(1)	See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

We have granted the representative of the underwriters an option to purchase up to an additional 97,826 shares of Common Stock (15% of the shares of Common Stock sold in this offering) from us at the public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares of Common Stock to investors on or about [●], 2021.

ThinkEquity

The date of this prospectus is [●], 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

Neither we nor the underwriters have authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” or “the Company” are to FG Financial Group, Inc., a Delaware corporation, together with our consolidated subsidiaries.

For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. On December 17, 2020, we changed our corporate name from 1347 Property Insurance Holdings, Inc. to FG Financial Group, Inc., to better align with our future business plans.

Our strategy has evolved to focus on opportunistic collateralized and loss capped reinsurance, while allocating capital to special purpose acquisition companies (“SPACs”) and SPAC sponsor-related businesses. Accordingly, in the first quarter 2021, we have launched our “SPAC Platform,” as further discussed below. As part of our refined focus, we have adopted the following capital allocation philosophy:

“Grow intrinsic value per share with a long-term focus using fundamental research, allocating capital to asymmetric risk/reward opportunities.”

Reinsurance:

The Company has formed a wholly-owned reinsurance subsidiary, FG Reinsurance Ltd. (“FGRe”), a Cayman Islands limited liability company, to provide specialty property and casualty reinsurance. FGRe has been granted a Class B(iii) insurer license in accordance with the terms of The Insurance Law, 2010 and underlying regulations thereto and is subject to regulation by the Cayman Islands Monetary Authority (the “Authority”). FGRe entered into its first reinsurance transaction effective January 1, 2021. The agreement is collateralized through a Funds at Lloyds transaction. The Company’s maximum exposure to loss in the transaction is approximately $2,900,000 and will cover all risks written by the syndicates during the 2021 insurance year. On November 12, 2020, FGRe initially funded a trust account at Lloyd’s with approximately $2,400,000 to collateralize its obligations. Effective April 1, 2021, FGRe entered into its second reinsurance contract with a leading insurtech company that provides automotive insurance utilizing driver monitoring to predictively segment and price drivers. FGRe’s exposure under this contract is limited by a loss cap stipulated within the quota-share agreement.

Asset Management:

The Company has formed a wholly owned subsidiary, FG Strategic Consulting, LLC, to serve as an investment advisor to FedNat Holding Company under the investment advisory agreement entered into on December 2, 2019. The Company has also formed Fundamental Global Asset Management, LLC, a joint venture with an affiliate of Fundamental Global Investors, LLC, which owns approximately 61% of the Company’s Common Stock, to sponsor investment advisors that will manage private funds ranging the full spectrum of alternative equities, fixed income, private equity and real estate. In September 2020, the joint venture sponsored the launch of FG Special Situations Fund via an investment of $5.0 million. Approximately $4.0 million of this investment represented the sponsorship of a special purpose acquisition company, FG New America Acquisition Corp., which completed its initial public offering on October 2, 2020 and a business combination agreement with Opportunity Financial, LLC on July 20, 2021.

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Insurance

FGRe is currently in the process of establishing and seeking regulatory approvals for a Risk Retention Group (“RRG”) to be domiciled in the state of Vermont for the purpose of providing directors and officers insurance coverage to special purpose acquisition vehicles. The Company expects to begin operation of the RRG in the 4th quarter of 2021. FGRe would anticipate providing capital, along with others, to facilitate the underwriting of such insurance coverage. The Company will focus on fee income derived from originating, underwriting, and servicing the insurance business, while mitigating our financial risk with external reinsurance partners.

SPAC Platform

On December 21, 2020, we formed FG SPAC Solutions LLC (“FGSS”), a Delaware company, to facilitate the launch of our “SPAC Platform.” Under the SPAC Platform, we plan to provide various strategic, administrative, and regulatory support services to newly formed SPACs for a monthly fee. The Company co-founded a partnership, FG SPAC Partners, LP, to participate as a co-sponsor for newly formed SPACs. The Company also participates in the risk capital investments associated with the launch of such SPACs through its Asset Management business, specifically FG Special Situations Fund, LP. The first transaction entered into under the SPAC Platform occurred on January 11, 2021 by and among FGSS and Aldel Investors LLC, the sponsor of Aldel Financial Inc. (“Aldel”), a special purpose acquisition company which completed its initial public offering on April 12, 2021. Under the agreement between FGSS and Aldel Investors, LLC, FGSS has agreed to provide certain accounting, regulatory, strategic advisory, and other administrative services to Aldel, which include assistance with the merger target for the SPAC, as well as assistance with the de-SPAC process.

Recent Developments

Series A Preferred Share Offering

On May 21, 2021, we consummated the public offering of 194,580 shares of our 8.0% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) at a public offering price of $25.00 per share, for gross proceeds of $4,864,500, before deducting underwriting commissions and offering expenses. This includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 25,380 shares. The offering was made pursuant to an effective shelf registration statement filed with the SEC. The final prospectus supplement relating to the offering was filed with the SEC on May 19, 2021. Including the May 21, 2021 public offering, we have 894,580 Series A Preferred Stock shares outstanding.

Aldel combination agreement with The Hagerty Group, LLC

On August 17, 2021, Aldel entered into a business combination agreement with The Hagerty Group, LLC, a specialty vehicle and marine insurer (“Hagerty”).

Under the agreement, Aldel has agreed to acquire all of Hagerty’s limited liability company interests, for $3 billion, less certain transaction expenses, in aggregate consideration, consisting of Aldel and Hagerty equity securities and up to $500,000,000 in cash. FG SPAC Partners, LP (“FGSP”), owns 500,000 shares of Aldel common stock and warrants to purchase 650,000 shares of Aldel common stock, at a price of $15.00 per share. The Company holds approximately a 49% limited partnership interest in FGSP, directly and through its subsidiaries, and is its sole general partner. Larry G. Swets, our Chief Executive Officer, Hassan R. Baqar, our Chief Financial Officer, and D. Kyle Cerminara, the Chairman of our Board of Directors, each holds a beneficial interest in an FGSP limited partner interest. In addition, the Company’s investment in Aldel Investors, LLC, through the Company’s joint venture investment in Fundamental Global Asset Management, LLC and FG Special Situations Fund, LP, represents a beneficial interest in approximately 286,000 Aldel shares. Altogether, the Company’s investments represent beneficial interests in approximately 533,000 Aldel shares and approximately 321,000 warrants.

The closing of the business combination is subject to certain customary conditions, including Aldel stockholder and Hagerty members’ approvals, approval of listing of Aldel common stock on the New York Stock Exchange, and regulatory approvals.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 360 Central Ave, Suite 800, St. Petersburg, Florida, 33701, and our telephone number at this address is (727) 304-5666. Our website is www.fgfinancial.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

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THE OFFERING

Shares Offered	652,174 shares of Common Stock

Shares of Common Stock Outstanding Prior to this Offering	5,051,471 shares of Common Stock

Shares of Common Stock Outstanding upon Completion of this Offering	5,703,645 shares of Common Stock

Shares of Common Stock Outstanding upon Completion of both this Offering and the Rights Offering if all Rights fully exercised	6,461,365 shares of Common Stock

Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 45 days to purchase up to an additional 97,826 shares of our Common Stock at the public offering price, less underwriting discounts and commissions.

Rights Offering	Concurrently with this offering, the Company is distributing nontransferable subscription rights to purchase up to a total of 757,720 shares of our Common Stock the (“Rights”) to our stockholders of record as of [●], 2021 (the “Rights Offering”). Each Right is exercisable to purchase 0.15 shares of Common Stock, at a price of $[●] per share. The Rights expire [●], 2021. In connection with the Rights Offering, we filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (File no. 333- [●]), on [●], 2021.

Use of Proceeds	We estimate that we will receive approximately $[●] million in net proceeds from this offering (or approximately $[●] million if the underwriters exercise their over-allotment option in full), based on an assumed public offering price of $[●] per share, which is the last reported sale price of our common stock on The Nasdaq Global Market on [●], 2021, after deducting the estimated underwriting discounts and commissions and estimated offering expenses. If all Rights are exercised, we will receive approximately $[●] of additional proceeds.

We intend to use the net proceeds that we receive from this offering and from the Rights Offering for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

Nasdaq Global Market Ticker Symbol	FGF

Dividend Policy	We do not anticipate declaring or paying any cash dividends to holders of our Common Stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

Our outstanding Series A Preferred Stock ranks senior to the shares of our Common Stock with respect to dividend rights. Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

You should carefully read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 5,051,471 shares of our common stock outstanding as of [●], 2021, and excludes the following:

●	1,500,000 shares of common stock issuable upon exercise of warrants to purchase shares of common stock outstanding as of [●], 2021, with a weighted-average exercise price of $15.00 per share; and

●	215,325 shares of common stock reserved for future issuance as of [●], 2021 upon the vesting of restricted stock units or exercise of stock options issued under our 2014 and 2018 Equity Incentive Plans.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no exercise of outstanding options or warrants; and

●	no exercise by the underwriters of their option to purchase up to 97,826 additional shares of our common stock from us to cover over-allotments, if any.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it may contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the following risks and uncertainties: risks associated with our limited business operations since the closing of our Maison Business (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic and the impact of governmental measures taken in response thereto; the uncertainty and difficulty in predicting the ultimate impact of the COVID-19 pandemic on our business; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets and the risk capital of special purpose acquisition companies; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; the impact of the COVID-19 pandemic on the business of FedNat Holding Company; continued volatility or further decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; risks associated with our inability to continue to satisfy the listing standards of the Nasdaq following completion of the Asset Sale; risks associated with our investments in special purpose acquisition companies (SPACs), including the failure of any such SPAC to complete its initial business transaction; and our inability to issue common stock or equity-linked securities due to the limit on our authorized common stock unless stockholders approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, which could generally have a material adverse effect on our ability to finance and operate our business. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

Our share price may be volatile and could decline substantially.

The market price of our Common Stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Since the beginning of the year, the Common Stock has traded at a low of $3.15, on January 8, and a high of $9.99, on June 25. Many factors may cause the market price for our Common Stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	our failure to effectively compete in the insurance and reinsurance industry;

●	our inability to carry out our investment and investment management strategy;

●	potential losses from our investments in special purpose acquisition companies;

●	government action or regulation; and

●	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our Common Stock may also lead to de-listing of our Common Stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

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Because no minimum subscription is required, and because we do not have formal commitments from our stockholders for the amount we seek to raise pursuant to the Rights Offering, we cannot assure you of the amount of proceeds that we will receive from the Rights Offering or the number of common shares to be issued upon exercise of the rights issued in the Rights Offering.

No minimum subscription is required for consummation of the Rights Offering. We do not have formal commitments from our stockholders for any of the amount we seek to raise pursuant to the Rights Offering, and it is possible that no rights will be exercised in connection with the Rights Offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the Rights Offering. Because we do not know the number of rights which will be exercised subsequent to the Rights Offering, we cannot assure you of the number of shares of our common stock which will be outstanding following the expiration of the rights issued in the Rights Offering. If some of our stockholders exercise all or any portion of their subscription rights, but other stockholders do not, we may not raise the desired amount of capital in the Rights Offering, the market price of our common stock could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.

There is no assurance that the Aldel business combination with Hagerty will be completed.

Although the Company expects its Aldel investment to appreciate on account of the business combination that Aldel entered into with Hagerty, completion of the transaction is subject to satisfaction of a number of conditions, including Aldel stockholder and Hagerty members’ approvals, approval of listing of Aldel common stock on the New York Stock Exchange, and regulatory approvals. There can be no assurance that the transaction will be completed or, if completed, that the price of the Company’s Common Stock will be favorably affected.

Our outstanding options and warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our Common Stock.

Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our Common Stock, without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants would also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our internal growth, our merger and acquisition plans, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of Common Stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

We have issued nearly all of our authorized Common Stock, so, to issue additional shares of Common Stock, including for financing purposes, we will need to amend our certificate of incorporation to increase our authorized shares of Common Stock.

As of October 5, 2021, we had 5,051,471 shares of Common Stock issued and outstanding, and there were 894,580 shares of Series A Preferred Stock issued and outstanding. We also had 1,715,325 shares of Common Stock reserved for future issuance under our equity incentive plans, outstanding equity awards and outstanding warrants. We also have 757,720 shares reserved for issuance upon the exercise of Rights under the Rights Offering. Our certificate of incorporation currently provides for 10,000,000 authorized shares of Common Stock. As such, we are nearing the limit of our authorized Common Stock, and given the number of shares being offered in this offering, as well as in the Rights Offering, we intend to ask our stockholders to approve an amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock for additional, future issuances. Prior to such approval, or after if such amendment is not approved, we may be unable to issue Common Stock for a variety of purposes, including, most importantly, for financing purposes. This limitation on our ability to issue Common Stock could generally have a material adverse effect on our ability to finance and operate our business.

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Moreover, and even if our certificate of incorporation were amended to increase our authorized Common Stock, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, or upon the exercise of options or warrants to purchase our Common Stock, investors would experience dilution, and sales of Common Stock by stockholders in the market could lower the price of our Common Stock and the value of our company.

Our investments in special purpose acquisition companies and in sponsors of special purpose acquisition companies involve a high degree of risk.

We expect to invest in initial public offerings (“IPOs”) of special purpose acquisition companies (“SPACs”), including SPACs that are sponsored by our affiliates. In general, a SPAC is a special purpose vehicle, formed to raise capital from the public through an IPO with the purpose, usually, of using the proceeds to acquire a single unspecified business or assets to be identified after the IPO. The IPO proceeds are held in a trust account until released to fund a business combination or used to redeem shares sold in the IPO. SPACs are required to either consummate a business combination or liquidate within a set period of time following their IPO. Because, at the time of the IPO, the SPAC has no operating history or any plans, arrangements or understandings with any prospective investment targets, we will have no basis upon which to evaluate a SPAC’s ability to achieve its business objectives. If a SPAC fails to complete its initial business transaction within the required time period, it will never generate any operating revenues, and our SPAC investment may receive only a fixed dollar amount per share upon redemption, or less than such fixed amount in certain circumstances which could significantly affect our operating results and shareholders’ equity.

Additionally, we have invested in equity interests in SPAC sponsors (“Sponsor”) and expect to acquire additional interests in sponsors of SPACs in the future. By investing in a Sponsor, we have provided risk capital which allows the Sponsor to launch the IPO of the SPAC. In exchange for this investment, we own interests in the Sponsor that entitle us to receive distributions of shares and warrants in the SPAC after the lock-up period following the SPAC’s IPO has expired. These Sponsor interests do not have redemption rights to receive any portion of our original investment back from the trust account of the SPAC, as is normally associated with an IPO investment directly into a SPAC. Accordingly, an investment in a Sponsor is subject to a much higher degree of risk than an investment in a SPAC because the entire investment may be lost if the SPAC is not successful in consummating a business combination. Such potential loss could have a material effect on our financial results and shareholders’ equity. In addition, the trading prices of our common stock could fluctuate based on the trading prices of the SPACs in which we invest.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $ [●] million (or approximately $[●] million if the underwriters exercise their over-allotment option in full), based on an assumed public offering price of $ [●] per share, which is the last reported sale price of our common stock on The Nasdaq Global Market on [●], 2021, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The actual offering price per share of Common Stock in this offering will be determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price for our Common Stock.

A $1.00 increase (decrease) in the assumed public offering price of $ [●] per share, which is the last reported sale price of our common stock on The Nasdaq Global Market on [●], 2021, would increase (decrease) the net proceeds to us from this offering by approximately $ [●] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses. We would receive an additional $[●] if all Rights are exercised in the Rights Offering.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our Common Stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

Our outstanding Series A Preferred Stock ranks senior to the shares of our Common Stock with respect to dividend rights. Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	on an actual basis;

●	on a pro forma basis to reflect the sale of 757,720 shares of our common stock, assuming all subscription rights in the Rights Offering are exercised, at the subscription price of $[●] per share and the receipt of the net proceeds from the Rights Offering after deducting estimated rights offering expenses in the amount of $[●]; pro forma amounts also reflect the September 1, 2021 retirement of 1,281,511 shares of our treasury stock, as well as the issuance of 41,094 shares of our common stock in September 2021, which resulted from the vesting of RSUs previously issued to our officers and directors.

●

on a pro forma, as-adjusted, basis to reflect the sale of 757,720 shares of our common stock, assuming all subscription rights in the Rights Offering are exercised, at the subscription price of $[●] per share and the receipt of the net proceeds from the Rights Offering after deducting estimated rights offering expenses in the amount of $[●] as well as the issuance and sale by us of 652,174 shares of our common stock in this offering at an assumed public offering price of $[●] per share, which is the last reported sale price of our common stock on The Nasdaq Global Market on [●], 2021, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale; pro forma, as adjusted, amounts also reflect the September 1, 2021 retirement of 1,281,511 shares of our treasury stock, as well as the issuance of 41,094 shares of our common stock in September 2021, which resulted from the vesting of RSUs previously issued to our officers and directors.

Our capitalization following the closing of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are incorporated by reference in this prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus.

	As of June 30, 2021
	Actual	Pro Forma		Pro Forma, as Adjusted
($ in thousands, except per share data)	(unaudited)	(unaudited)		(unaudited)

Cash and cash equivalents	$10,431	$	[●]	[●]
Stockholders’ equity:
Series A preferred stock, $25.00 par value; 1,000,000 shares authorized, 894,580 shares issued and outstanding; Liquidation value $25.00 per share, $22,365,000 aggregate	22,365		[●]	[●]
Common stock, $0.001 par value; 10,000,000 shares authorized, 6,291,888 shares issued and 5,010,377 shares outstanding(1)	6		[●]	[●]
Additional paid-in capital	46,664		[●]	[●]
Accumulated deficit	(25,183)		[●]	[●]
Less: treasury stock at cost; 1,281,511 shares(2)	(6,185)		–	–
Total shareholders’ equity attributable to FG Financial Group, Inc.	37,667		[●]	[●]
Noncontrolling interests	1,323		1,323	1,323
Total shareholders’ equity	$38,990	$	[●]	[●]

(1) Pro-Forma: 5,809,191 shares issued and outstanding. Pro-Forma, as Adjusted: 6,461,365 shares issued and outstanding.

(2) On September 1, 2021, the Company retired all 1,281,511 shares of its treasury stock reported as of June 30, 2021. Thus, Pro-Forma and Pro-Forma as Adjusted reflects zero shares of treasury stock outstanding.

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DESCRIPTION OF COMMON STOCK

The following description of certain terms of the Common Stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our fourth amended and restated certificate of incorporation, as corrected and amended (the “Certificate of Incorporation”), our fourth amended and restated bylaws (the “Bylaws”) and Delaware corporate law. You are strongly encouraged to read our certificate of incorporation and bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

General

The Company’s authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $25.00 per share (the “Preferred Stock”), all of which shares have been designated as a single series of 8.00% Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”).

Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.

Exchange and Trading Symbol

The Common Stock is listed for trading on The Nasdaq Global Market under the trading symbol “FGF.”

Rights and Preferences

All outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Holders of shares of Common Stock have no conversion, preemptive or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock and any series of Preferred Stock that the Company may designate and issue in the future.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of Common Stock. Except for the approval required to amend the Company’s Certificate of Incorporation or the Bylaws and except as otherwise required by law, all other matters brought to a vote of the holders of Common Stock are determined by a majority of the votes cast, and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of Common Stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of Preferred Stock (including the Series A Preferred Stock), the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities and after adequate provision has been made for each class of stock having preference over the Common Stock, if any.

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Anti-Takeover Effects of Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:

●	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

●	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

●	subject to certain exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the interested stockholder’s proportionate share of the stock of any class or series of securities, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary; and

●	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an interested stockholder as any entity or person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

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Certificate of Incorporation and Bylaws

The Company’s Certificate of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;

●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances);

●	require the affirmative vote of the holders of shares representing at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to remove a director or the entire Board of Directors, with or without cause;

●	do not provide stockholders cumulative voting rights with respect to director elections;

●	do not permit stockholders to take action by written consent;

●	provide that special meetings of the stockholders may be called only by or at the direction of the Board of Directors or at the request of 50% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote on any issue contemplated to be considered at such proposed special meeting;

●	require the approval of 66 2/3% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors to amend the Certificate of Incorporation; and

●	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval; provided, however, that the stockholders may amend the Bylaws only with the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Provisions of the Company’s Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the Common Stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The Company’s Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value, voting power or other rights of holders of Common Stock. In addition, the Board of Directors may, under certain circumstances, issue preferred stock in order to delay, defer, prevent or make more difficult a change of control transaction such as a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management of the Company, even if those events were favorable to the interests of the Company’s stockholders.

Rights Offering

Pursuant to the Rights Offering, the Company is distributing, concurrently with this offering,  nontransferable Rights to purchase up to a total of 757,720 shares of our Common Stock, to our stockholders of record as of [●], 2021. Each Right is exercisable to purchase 0.15 of a share of Common Stock, at a price of $[●] per share. The Rights expire [●], 2021.

Transfer Agent and Registrar

The transfer agent for the Company’s Common Stock is Vstock Transfer, LLC.

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UNDERWRITING

ThinkEquity, LLC is acting as the representative of the underwriters of this offering, which we refer to as the Representative. We have entered into an underwriting agreement, dated [●], 2021 (the “Underwriting Agreement”), with the Representative. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity LLC

Total

All of the shares of Common Stock to be purchased by the underwriters will be purchased from us.

The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the Underwriting Agreement. The shares of Common Stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares of Common Stock are taken.

We expect that delivery of the Common Stock will be made against payment therefor on or about [●], 2021. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional 97,826 shares of Common Stock (15% of the shares of Common Stock sold in this offering) from us to cover over-allotments, if any, at a price per share of Common Stock equal to the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the Underwriting Agreement, to purchase these additional shares of Common Stock. If any additional shares of Common Stock are purchased, the underwriters will offer the additional shares of Common Stock on the same terms as those on which the shares of Common Stock are being offered hereby.

Discounts, Commissions and Reimbursement

The Representative has advised us that the underwriters propose to offer the shares of Common Stock to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ [●] per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

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The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Share		Total Without Over-allotment Option		Total With Over-allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount (7%)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

We have paid an expense deposit of $30,000 (the “Advance”) to the Representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering and will be reimbursed to us to the extent not incurred.

We have also agreed to reimburse the Representative for all reasonable and actual accountable expenses incurred by the Representative in connection with this offering up to a maximum of $100,000 in the aggregate, including the fees and expenses of the underwriters’ legal counsel and any expenses incurred by the Representative in conducting its due diligence, including background checks of our officers and directors, less the Advance previously paid to the Representative.

We estimate the expenses of this offering payable by us, not including underwriting commissions, will be approximately $ [●].

Lock-up Agreements

Pursuant to “lock-up” agreements, our directors and officers have agreed, subject to limited exceptions, for a period of three (3) months from the date of the underwriting agreement, without the prior written consent of the Representative, that they will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities.

In addition, pursuant to the Underwriting Agreement, we and any of our successors have agreed, for a period of three (3) months from the date of the Underwriting Agreement, that each will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Right of First Refusal

In addition, for a period of twelve (12) months from the date of the closing of this offering, we agreed to grant to the Representative, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms agreed to by both us and the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the Underwriting Agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the Representative based on the trading price of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of Common Stock include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Listing; Nasdaq Global Market

The Common Stock is listed for traded on The Nasdaq Global Market under the symbol “FGF.”

Transfer Agent

Our transfer agent for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Other Relationships

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

On May 18, 2021, we entered into an underwriting agreement (the “May 2021 Underwriting Agreement”) with the Representative, which provided for the issuance and sale by us and the purchase by the Representative, in a firm commitment underwritten public offering, of 194,580 shares of our Series A Preferred Stock, including 25,380 shares of our Series A Preferred Stock upon the exercise in full by the underwriters of their over-allotment option. The Representative was paid a commission equal to 8% of the gross proceeds of the offering in addition to the payment of $75,000 for its expenses incurred in such offering. In addition, for a period of twelve (12) months from the date of the May 2021 Underwriting Agreement, we agreed to grant to the Representative, subject to certain exceptions, an irrevocable right of first refusal to act as sole sales agent, at the Representative’s sole discretion, for each and every future “at-the-market” offering, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of our Common Stock than are set forth on the cover page of this prospectus. This creates a short position in shares of our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Common Stock in this offering because the underwriter repurchases the shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

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Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of our Common Stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of our Common Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of our Common Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or shares of our Common Stock in any jurisdiction where action for that purpose is required. Accordingly, shares of our Common Stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Common Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;

●	by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Common Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Common Stock to the public” in relation to any Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

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United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

Canada

The shares of our Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

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This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israel Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.

This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA. In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the securities may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”) consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

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●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed on for us by Loeb & Loeb LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the underwriters by Gracin & Marlow, LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-1 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 18, 2021;

(2)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed May 14, 2021, and June 30, 2021, filed on August 16, 2021;

(3)	Current Reports on Form 8-K filed on January 19, 2021, March 18, 2021, April 16, 2021, May 14, 2021, May 19, 2021, May 21, 2021, August 3, 2021, and August 16, 2021;

(4)	Preliminary proxy statement on Schedule 14A filed on October 1, 2021;

(5)	the description of our shares of common stock contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, including any amendment or report filed for the purpose of updating such description and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021; and

(6)	the description of our shares of 8.00% Cumulative Preferred Stock, Series A contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on February 26, 2018, and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter at our principal executive offices at the following address:

FG Financial Group, Inc.

Attention: Investor Relations

360 Central Ave, Suite 800

St. Petersburg, FL 33701

Telephone: (727)-304-5666

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652,174 Shares of Common Stock

FG Financial Group, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

[●], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the registration fee required by the Securities and Exchange Commission (“SEC”).

SEC registration fee	$344
FINRA filing fee	3,895
Nasdaq additional listing fee	5,000
Accounting fees and expenses	25,000
Legal fees and expenses	200,000
Transfer agent fees and expenses	10,000
Printing fees and expenses	5,000
Miscellaneous	15,000
Total	$264,239

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in summary, that a director or officer of a Delaware corporation is entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by him, as a result of suits brought against him in his capacity as a director or officer, if he acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which a director or officer was adjudged to be liable to the company, unless and only to the extent that the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Our By-laws, as amended, provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law, as it now exists or may in the future be amended.

We may in the future enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our By-laws. Our By-laws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions, regardless of whether the bylaws or Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriter will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

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Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits

Exhibit			Incorporated by Reference to:
No.		Description	Document	Ex. No.
1.1	*	Form of Underwriting Agreement
3.1		Fourth Amended and Restated Certificate of Incorporation, as corrected and amended	[19]	3.1
3.2		Fourth Amended and Restated By-Laws	[1]	3.2
4.1		Form of Common Stock certificate	[2]	4.1
4.2		Common Stock Purchase Warrant	[3]	4.2
4.3		Form of Global Certificate of Cumulative Preferred Stock, Series A	[4]	4.4
4.4		Description of Securities	[5]	4.4
5.1	*	Opinion of Loeb & Loeb LLP
10.1	†	Amended and Restated 2014 Equity Incentive Plan	[6]	App. A
10.2	†	2018 Equity Incentive Plan	[7]	10.1
10.3	†	Form of Director and Officer Indemnification Agreement	[2]	10.6
10.4	†	Equity Award Letter Agreement between registrant and Larry Swets	[8]	10.1
10.5	†	Stock Option Agreement between registrant and Larry Swets	[18]	10.5
10.6	†	Form of Stock Option Agreement under 2018 Equity Incentive Plan	[9]	10.2
10.7	†	Form of Restricted Stock Unit Agreement for executive officers under 2014 Equity Incentive Plan	[10]	10.2
10.8	†	Form of Restricted Share Agreement under 2018 Equity Incentive Plan	[9]	10.3
10.9	†	Form of Restricted Share Unit Agreement under 2018 Equity Incentive Plan	[9]	10.4
10.10	†	Form of Non-Employee Director Restricted Share Unit Agreement under 2018 Equity Incentive Plan	[11]	10.3
10.11	†	Form of Executive Restricted Stock Unit Award Agreement under the Share-Matching Program	[12]	10.1
10.12	†	Form of Non-Employee Director Restricted Stock Unit Award Agreement under the Share-Matching Program	[12]	10.2
10.13	†	Form of Executive Stock Grant Agreement under 2018 Equity Incentive Plan	[13]	10.1
10.14	†	Form of Executive Restricted Share Unit Agreement for Share-Matching Grants under 2018 Equity Incentive Plan	[13]	10.2
10.15		Registration Rights Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[14]	10.1
10.16		Standstill Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[14]	10.2
10.17		Reinsurance Capacity Right of First Refusal Agreement, dated December 2, 2019, by and between FedNat Holding Company and registrant	[14]	10.3
10.18		Investment Advisory Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[14]	10.4
10.19	†	Second Amended and Restated Management Services Agreement, dated August 11, 2021, between the Company and Sequoia Financial LLC	[15]	10.2
10.20	†	Employment Agreement, dated December 2, 2019, between Brian D. Bottjer and registrant	[14]	10.9
10.21	†	Employment Agreement, dated November 10, 2020, between Larry G. Swets, Jr. and registrant	[16]	10.1

II-2

10.22		Shared Services Agreement, dated March 31, 2020, between Fundamental Global Management, LLC and registrant	[17]	10.1
10.23		Limited Liability Company Agreement of Fundamental Global Asset Management, LLC, dated March 31, 2020	[17]	10.2
21.1		Registrant’s subsidiaries	[18]	21.1
23.1	*	Consent of BDO USA, LLP (independent registered public accounting firm)
23.2	*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1 to the Registration Statement)
24.1	**	Power of Attorney (included on signature page to the initial filing of this Registration Statement).

* Filed herewith.

**Previously filed.

† Management contract or compensatory plan or arrangement.

[1] Registrant’s Current Report on Form 8-K filed December 17, 2020

[2] Registrant’s Registration Statement on Form S-1/A1 (Reg. No. 333-193314), filed January 30, 2014

[3] Registrant’s Current Report on Form 8-K filed February 27, 2015

[4] Registrant’s Registration Statement on Form S-1/A1 (Reg. No. 333-222470), filed February 5, 2018

[5] Registrant’s Annual Report on Form 10-K for year ended December 31, 2019

[6] Registrant’s Definitive Proxy Statement on Schedule 14A filed April 30, 2015

[7] Registrant’s Current Report on Form 8-K filed June 1, 2018

[8] Registrant’s Current Report on Form 8-K filed January 19, 2021

[9] Registrant’s Current Report on Form 8-K filed June 1, 2018

[10] Registrant’s Current Report on Form 8-K filed June 2, 2015

[11] Registrant’s Quarterly Report on Form 10-Q for quarter ended September 30, 2018

[12] Registrant’s Current Report on Form 8-K filed December 19, 2017

[13] Registrant’s Current on Report on Form 8-K filed August 28, 2018

[14] Registrant’s Current Report on Form 8-K filed December 2, 2019

[15] Registrant’s Quarterly Report on Form 10Q for the quarter ended June 30, 2021

[16] Registrant’s Current Report on Form 8-K filed November 16, 2020

[17] Registrant’s Current Report on Form 8-K filed April 6, 2020

[18] Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020

[19] Registrant’s Current Report on Form 8-K filed May 21, 2021

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on October 5, 2021.

FG Financial Group, Inc.

By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Larry G. Swets, Jr.	Director and Chief Executive Officer	October 5, 2021
Larry G. Swets, Jr.	(Principal Executive Officer)

/s/ Brian D. Bottjer	Senior Vice President, and Chief Accounting Officer	October 5, 2021
Brian D. Bottjer	(Principal Financial and Accounting Officer)

/s/ Hassan R. Baqar	Chief Financial Officer	October 5, 2021
Hassan R. Baqar

/s/ D. Kyle Cerminara*	Chairman of the Board	October 5, 2021
D. Kyle Cerminara

/s/ Rita Hayes*	Director	October 5, 2021
Rita Hayes

/s/ E. Gray Payne*	Director	October 5, 2021
E. Gray Payne

/s/ Scott D. Wollney*	Director	October 5, 2021
Scott D. Wollney

/s/ Dennis A. Wong*	Director	October 5, 2021
Dennis A. Wong

*By: /s/ Larry G. Swets, Jr.		October 5, 2021
Larry G. Swets, Jr.
Attorney-in-fact

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